UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2015

Cognex Corporation
(Exact Name of Registrant as Specified in Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

001-34218	04-2713778
(Commission File Number)	(IRS Employer Identification No.)

One Vision Drive, Natick, Massachusetts	01760-2059
(Address of Principal Executive Offices)	(Zip Code)

(508) 650-3000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

This Amendment No. 1 to Current Report on Form 8-K (this “Amendment”) amends the Current Report on Form 8-K of Cognex Corporation (the “Company”) filed on December 16, 2015, related to the appointment of Eugene Banucci to the Company’s Board of Directors (the “Board”).  At the time of his appointment to the Board, no determination had been made regarding the committees of the Board on which Dr. Banucci would serve.  This Amendment is being filed to report Dr. Banucci’s initial committee assignment.

On April 28, 2016, Dr. Banucci was appointed as Chairman of the Nominating and Governance Committee of the Board of Directors, to serve at the pleasure of the Board of Directors and until his successor is chosen and qualified.  The Nominating and Governance Committee consists of Dr. Banucci, Jeffrey B. Miller and Anthony Sun.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COGNEX CORPORATION

Date: May 3, 2016	By:	/s/ Richard A. Morin
	Name:	Richard A. Morin
	Title:	Executive Vice President of Finance and
Administration, and Chief Financial Officer